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                                                                      EXHIBIT 11


                         CMP MEDIA INC. AND SUBSIDIARIES
                     COMPUTATION OF PRO FORMA NET INCOME PER
                       COMMON AND COMMON EQUIVALENT SHARE
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                    UNAUDITED



                                                                              THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                                   JUNE 30,                    JUNE 30,
                                                                          -------------------------   -------------------------
                                                                             1996          1997          1996          1997
                                                                          -----------   -----------   -----------   -----------
Historical income before provision for income taxes                       $     9,201   $    11,507   $     8,399   $     7,516
Pro forma provision for income taxes assuming
   change in tax status to C corporation prior to
   January 1, 1996                                                              3,880         5,017         3,542         3,277
                                                                          -----------   -----------   -----------   -----------
Pro forma net income applicable to common and
   common equivalent shares                                               $     5,321   $     6,490   $     4,857   $     4,239
                                                                          ===========   ===========   ===========   ===========

Primary shares:
   Weighted average number of common stock and common
    stock equivalents outstanding:
      Common stock                                                         18,874,570    18,874,570    18,874,570    18,874,570
      Options                                                               1,291,753     1,291,753     1,291,753     1,291,753
      Shares required to be issued to pay S Corporation
        Distribution                                                        1,727,273     1,727,273     1,727,273     1,727,273
      Shares required to be issued to pay S corporation
        distributions in excess of earnings during the previous
        twelve months                                                         468,181       468,181       468,181       468,181
                                                                          -----------   -----------   -----------   -----------
                                                                           22,361,777    22,361,777    22,361,777    22,361,777
                                                                          ===========   ===========   ===========   ===========

Fully diluted shares:
   Weighted average number of common stock and common stock equivalents outstanding:
      Common stock                                                         18,874,570    18,874,570    18,874,570    18,874,570
      Options                                                               1,291,753     1,291,753     1,291,753     1,291,753
      Shares required to be issued to pay S Corporation
        Distribution                                                        1,727,273     1,727,273     1,727,273     1,727,273
      Shares required to be issued to pay S corporation
        distributions in excess of earnings during the previous
        twelve months                                                         468,181       468,181       468,181       468,181
                                                                          -----------   -----------   -----------   -----------
                                                                           22,361,777    22,361,777    22,361,777    22,361,777
                                                                          ===========   ===========   ===========   ===========
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